EXHIBIT 23(a)

CONSENT OF KPMG LLP

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
RARE Hospitality International, Inc.

We consent to incorporation by reference in the registration statements No. 333-54150, No. 333-30046, No. 333-65485, No. 333-11983, No. 333-11963, No. 333-11969, No. 333-11977, No. 333-1028, No. 333-1030, and No. 33-57900 on Form S-8 of RARE Hospitality International, Inc. of our report dated February 7, 2003, with respect to the consolidated balance sheets of RARE Hospitality International, Inc. and subsidiaries as of December 29, 2002 and December 30, 2001, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 29, 2002, which report appears in the December 29, 2002 annual report on Form 10-K of RARE Hospitality International, Inc.

Our report refers to changes in the method of accounting for goodwill in 2002 and for derivative instruments and hedging activities in 2001.

             KPMG LLP

Atlanta, Georgia
March 26, 2003